RIDER N0. 1


THIS RIDER NO. 1 ("Rider No. 1") is dated for the reference purposes as of June 21, 2001 and is made by and between EJM-Arizona Commerceplex, LLC, a Delaware limited liability company ("Landlord") and Arizona Furniture Company Inc., a Nevada corporation ("Tenant") to be a part of that certain Industrial Real Estate Lease (Multi-Tenant Net Form) of even date herewith between Landlord and Tenant (the "Lease") concerning Property more commonly known as 23910 North 19th Avenue, Suite 62, Phoenix, AZ ( the "Property"). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:


1. Section 1.12(a) (Base Rent) of the Lease shall be amended by adding the following:

     "The Base Rent during the Term shall be as follows;

     Months 01 - 20   $8,650.00 per month
                      NNN
     Months 21 - 40   $9,090.00 per month
                      NNN
     Months 41 - 60   $9,540.00 per month
                      NNN


     In addition to Base Rent and other charges payable under the terms of this Lease, Tenant shall pay
     Landlord the amount of any transaction privilege tax, rent tax, sales tax, gross proceeds tax, use tax, occupancy tax or like tax (excluding income taxes) levied, assessed or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon or measured by any rent or other charge payable under this Lease."

2.         Tenant Improvements  (Constructed by Landlord):

     Office  Area:  Landlord  will  construct  standard
     office  as shown on the attached Exhibit "1".  The
     office  area shall be constructed using Landlord's
     building standards which include, HVAC, t-bar drop
     ceiling, direct glue down level loop carpet,  tile
     flooring in the restrooms, standard electrical and
     telephone   outlets   and   recessed   fluorescent
     lighting.

     Workstations,   furniture,   modular   partitions,
     appliances, telephone cabling and equipment are the Tenant's responsibility.

     Warehouse Area: Building standard lighting, edge of dock levelers, two (2) evaporative coolers and 110 volt electrical duplex outlets spaced around the perimeter (one every 20 feet) and one duplex outlet on each interior column.

     No electrical distribution or circuits will be provided by Landlord except to the improvements listed above to be constructed by Landlord.

3.   Rules and Regulations:

     a) Parking or storage of vehicles overnight is prohibited, except delivery vehicles in Tenant truck wells.
     b) Absolutely no parking at any time in any areas designated as "No Parking" or "Fire Lane" or in any truck dock or ramp position not a part of the Property.
     c) Absolutely no parking of trailers, boats or any other vehicles or equipment.
     d) Absolutely no maintenance is to be performed on any trucks, automobiles, trailers or other equipment other than tire changes and safety checks.
     e) Unusual expenses created by the washing of vehicles will result in special assessment to Tenant for water and/or physical repair of the Property.
     f) Absolutely no outside storage is allowed, including but not limited to pallets, equipment, work in progress, or raw materials.
     g) Tenant shall not do or permit anything to be done which is a nuisance or interferes with any other tenant in the Project.
h) No pets or other animals are to be kept at the Property, Building or Project.

4.   Financial Strength:

     Tenant covenant and warrant that as of the Date of the Lease, Tenant has the financial strength and assets to meet all of its obligations under the terms and conditions of the Lease. Tenant also covenants and warrants, at the time of Lease signature, that neither Tenant or any Tenant affiliate are: 1) in default under any terms and conditions of any other lease for real property, 2) in default for any monetary obligation, 3) in foreclosure on any real property, or 4) under the protection of any bankruptcy codes.

5.   Mechanic's Lien:

     Should any mechanics or other lien be filed against the Property or Project or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise with ten (10) days of Tenant's receipt of notice by Landlord.

6.   Binding Force:

     Submission of this Rider No. 1 is not an offer to lease or amend the Lease. This Rider No. 1 shall become binding upon Landlord and Tenant only when this Rider No. 1 is fully executed and delivered by Landlord. In the event Landlord does not execute and deliver this Rider No. 1, then this Rider No. 1 shall be void and of no force or effect.

7.   Ratification of Lease:

     The terms of the Lease are amended to reflect the changes set forth above. In all other respects the terms of the Lease shall be in full force and effect.
     In the event of any conflict between this Rider No. 1 and the Lease, the terms of this Rider No. 1 shall be deemed controlling.

8.    Capitalized Terms:

     Except as otherwise expressly provided herein, the capitalized terms and phrases in this Rider No. 1 shall have the same meanings as are given such terms in the Lease.

9.   Authority:

     If Tenant is a corporation, limited liability company, trust or general or limited partnership, each individual executing this Rider No. 1 on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Rider No. 1 on behalf of said entity.


         LANDLORD:                         TENANT:

EJM-Arizona Commerceplex,        Arizona Furniture Company,
L.L.C., a Delaware limited       Inc., a Nevada corporation
liability company

By: EJM Tri-State
Properties, LLC, a Delaware
limited liability company
Its: Member

By:  EJM Development Co., a      By:
California limited               __________________________
partnership                      _

Its: Member
                                 Printed Name:
                                 __________________

                                 Its:

By:                              Date:_____________________
___________________________      ____

Its: General Partner

Date:
_________________________